Exhibit 10.2

AMENDMENT NO. 1 TO AMENDED AND RESTATED
INVESTMENT MANAGEMENT AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), dated as of June 12, 2020, is made with respect to the Amended and Restated Investment Management Agreement, dated as of January 19, 2014 (the “Agreement”), by and between Medley Capital Corporation, a Delaware corporation, and MCC Advisors LLC, a Delaware limited liability company. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
In consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 11 of the Agreement is hereby amended and restated as follows: “This Agreement shall become effective as of the date the Corporation commences investment operations and, unless sooner terminated with respect to the Corporation as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Corporation for successive annual periods, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Corporation’s Board of Directors or the vote of a majority of the outstanding voting securities of the Corporation at the time outstanding and entitled to vote, and (b) by the vote of a majority of the Directors who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Corporation at any time, without the payment of any penalty, upon giving the Adviser not less than 30 days’ notice (which notice may be waived in whole or in part by the Adviser), provided that such termination by the Corporation shall be directed or approved by the vote of a majority of the Directors of the Corporation in office at the time or by the vote of the holders of a majority of the voting securities of the Corporation at the time outstanding and entitled to vote, or by the Adviser on not less than 30 days’ written notice (which notice may be waived in whole or in part by the Corporation). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act and the regulations thereunder.)”
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

MEDLEY CAPITAL CORPORATION

By: /s/ Arthur Ainsberg
Name: Arthur Ainsberg
Title:    Director

MCC ADVISORS LLC

By:
Name: Brook Taube
Title:    Manager